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                                                                     Exhibit 3.1

             [Letterhead of Paul, Hastings, Janofsky & Walker LLP]










                                  July 25, 2000



Salomon Smith Barney Inc.
Unit Trust Department
7 World Trade Center, 40th Floor
New York, New York 10048

          Re:      Equity Focus Trusts,
                   Uncommon Values Aggressive Growth Series, 2000 and Uncommon Values Growth & Income Series, 2000
                   ----------------------------------------------------------

Dear Sirs:

                  We have acted as special counsel for Salomon Smith Barney Inc. as Depositor, Sponsor and Principal Underwriter (the "Depositor") of Equity Focus Trusts, Uncommon Values Aggressive Growth Series, 2000 and Uncommon Values Growth & Income Series, 2000 (the "Trusts") in connection with the deposit of securities (the "Securities") therein pursuant to the Trust Agreements referred to below, by which the Trusts were created and under which the units of fractional undivided interest (the "Units") have been issued. Pursuant to the Trust Agreements the Depositor has transferred to the Trusts certain securities and contracts to purchase certain securities together with irrevocable letters of credit to be held by the Trustee upon the terms and conditions set forth in the Trust Agreements. (All securities to be acquired by the Trusts are collectively referred to as the "Securities".)

                  In connection with our representation, we have examined the originals or certified copies of the following documents relating to the creation of the Trust, the deposit of the Securities, and the issuance and sale of the Units: (a) the Standard Terms and Conditions of Trust dated March 14, 2000, and the Reference Trust Indenture of even date herewith relating to the Trust (collectively, the "Trust Agreement") between the Depositor and The Bank of New York as Trustee; (b) the Closing Memorandum relating to the deposit of the Securities in the Trust; (c) the Notification of Registration on Form N-8A and the Registration Statement on Form N-8B-2, as amended, relating to the
Trust, as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940 (the "1940 Act"); (d) the Registration Statement on Form S-6 (Registration
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                                                                               2
Salomon Smith Barney Inc.
July 25, 2000



No. 333-38640) filed with the Commission pursuant to the Securities Act of 1933 (the "1933 Act"), and all Amendments thereto (said Registration Statement, as amended by said Amendment(s) being herein called the "Registration Statement");
(e) the proposed form of final prospectus (the "Prospectus") relating to the Units, which is expected to be filed with the Commission on or about July 26, 2000; (f) resolutions of the Executive Committees of the Depositor authorizing the execution and delivery by the Depositor of the Trust Agreement and the consummation of the transactions contemplated thereby; (g) the Certificates of Incorporation and By-laws of the Depositor, each certified to by an authorized officer of the Depositor as of a recent date; (h) a certificate of an authorized officer of the Depositor with respect to certain factual matters contained therein ("Officers Certificate"); and (i) certificates or telegrams of public officials as to matters set forth upon therein..

                  We have assumed the genuineness of all agreements, instruments and documents submitted to us as originals and the conformity to originals of all copies thereof submitted to us. We have also assumed the genuineness of all signatures and the legal capacity of all persons executing agreements, instruments and documents examined or relied upon by us.

                  Where matters are stated to be "to the best of our knowledge" or "known to us," our knowledge is limited to the actual knowledge of those attorneys in our office who have performed services for the Trusts, their review of documents provided to us by the Depositor in connection with this engagement and inquiries of officers of the Depositor, the results of which are reflected in the Officers Certificate. We have not independently verified the accuracy of the matters set forth in the written statements or certificates upon which we have relied. We have not reviewed the financial statements, compilation of the Securities held by the Trusts, or other financial or statistical data contained in the Registration Statement and the Prospectus, as to which we understand you have been furnished with the reports of the accountants appearing in the Registration Statement and the Prospectus. In addition, we have made no specific inquiry as to whether any stop order or investigatory proceedings have been commenced with respect to the Registration Statement or the Depositor nor have we reviewed court or governmental agency dockets.

                  Statements in this opinion as to the validity, binding effect and enforceability of agreements, instruments and documents are subject: (i) to limitations as to enforceability imposed by bankruptcy, reorganization, moratorium, insolvency and other laws of general application relating to or affecting the enforceability of creditors' rights, and (ii) to limitations under equitable principles governing the availability of equitable remedies.

                  We are not admitted to the practice of law in any jurisdiction but the State of New York and we do not hold ourselves out as experts in or express any opinion as to the laws of other states or jurisdictions except as to matters of Federal and Delaware corporate law. No opinion is expressed as to the effect that the law of any other jurisdiction might have upon the subject matter of the opinions expressed herein under applicable conflicts of law principles, rules or regulations or otherwise.
                  Based on and subject to the foregoing, we are of the opinion that:
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                                                                               3
Salomon Smith Barney Inc.
July 25, 2000



                  (1) The Trust Agreements have been duly authorized and executed and delivered by an authorized officer of the Depositor and are valid and binding obligations of the Depositor in accordance with their respective terms.

                  (2) The execution and delivery of the Certificates evidencing the Units has been duly authorized by the Depositor and such Certificates when executed by the Depositor and the Trustee in accordance with the provisions of the Certificates and the respective Trust Agreements and issued for the consideration contemplated therein, will constitute fractional undivided interests in their respective Trusts, and will be entitled to the benefits of the respective Trust Agreements. Upon payment of the consideration for the Units as provided in the Trust Agreements and the Registration Statement, the Units will be fully paid and non-assessable by the Trusts.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus under the headings "Taxes" and "Legal Opinion". This opinion is intended solely for the benefit of the addressee in connection with the issuance of the Units of the Trusts and may not be relied upon in any other manner or by any other person without our express written consent.

                                           Very truly yours,


                                        /s/Paul, Hastings, Janofsky & Walker LLP
                                        Paul, Hastings, Janofsky & Walker LLP